Exhibit 99.1
INTERNATIONAL GAME TECHNOLOGY ANNOUNCES
OFFERING OF CONVERTIBLE DEBENTURES DUE 2036
     (RENO, NEVADA, December 13, 2006) — International Game Technology (NYSE: IGT) today announced its intention to offer, subject to market and other conditions, $825 million principal amount of its Convertible Debentures due 2036 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). IGT expects to grant the initial purchasers a 13-day option to purchase up to $75 million principal amount of additional Debentures solely to cover over-allotments.
     The Debentures will bear cash interest, to be payable semiannually. Upon the occurrence of certain specified circumstances, the Debentures will be convertible at the option of the holders into cash up to the principal amount thereof, and, if applicable, shares of IGT common stock. The Debentures will not be redeemable at the option of IGT before December 20, 2009. The holders will have the option to require IGT to repurchase the Debentures at 100% of their principal, plus any accrued interest, on December 15 in each of 2009, 2011, 2016, 2021, 2026 and 2031, and upon the occurrence of certain events constituting a fundamental change.
     IGT expects to use approximately $612 million of the proceeds from the offering and cash on hand to redeem, or pay cash upon conversion of, its existing outstanding zero coupon (1.75% accretion rate) convertible debentures and approximately $225 million of the proceeds and cash on hand to repurchase its common stock concurrently with the Debenture offering. To the extent the over-allotment option is exercised, IGT expects to use the net proceeds for general corporate purposes, which may include repayment of other indebtedness or additional repurchases from time to time of its common stock.
     This notice does not constitute an offer to sell, or the solicitation of an offer to buy, securities. Any offers of the securities will be made only by means of a private offering circular. The Debentures and the shares of common stock of IGT issuable

International Game Technology Announces
Offering of Convertible Debentures Due 2036

upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About International Game Technology
     International Game Technology is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products.
     Certain statements in this press release, including statements concerning IGT’s intention to offer its Debentures, the proposed terms of such Debentures, and the expected use of the proceeds of the sale of such Debentures, including IGT’s expectation that it will redeem its existing outstanding zero coupon convertible debentures and repurchase its common stock, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar expressions. The forward-looking statements contained herein reflect our current views with respect to future events and are based on our currently available data and on current business plans. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as changes in interest rates, political instability, or currency exchange rate fluctuations; and regulatory factors such as unfavorable changes in governmental regulations. Additional factors that could affect our business or cause actual results to differ materially from those in the forward-looking statements are discussed in our Form 10-K for the period ended September 30, 2006 under the caption “Forward-Looking Statements”, under Item 1A, “Risk Factors,” and under Item 7A, “Quantitative and Qualitative Disclosures about Market Risk.” We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.
Contact
Patrick Cavanaugh
Executive Director, Investor Relations
International Game Technology
+1-866-296-4232
Investor_Relations@IGT.com